EXHIBIT 23.    CONSENT OF INDEPENDENT AUDITORS

               As independent auditors, we hereby consent to the incorporation of our report, dated January 26, 2001, except for Note 13, as to which the date is March 23, 2001, incorporated by reference in this annual report of Shenandoah Telecommunications Company on Form 10-K, into the Company's previously filed Form S-8 Registration Statement, File No. 333-21733 and Form S3-D Registration Statement No. 333-74297.

/s/ McGladney & Pullen, LLP

Richmond, Virginia
March 30, 2001